AGREEMENT AND PLAN OF REORGANIZATION


          THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made this 31st day of December, 2003, by and between Cole, Inc., a Utah corporation ("Cole"); Reflect Scientific, Inc., a California corporation ("Reflect"); and the persons listed in Exhibit A hereof who are the record and beneficial owners of all of the outstanding common stock of Reflect (the "Reflect Stockholders").

                             RECITALS

          WHEREAS, the respective Boards of Directors of Cole and Reflect have adopted resolutions pursuant to which Cole shall acquire and the Reflect Stockholders shall exchange 100% of the outstanding common stock of Reflect; and

          WHEREAS, the sole consideration for 100% of the outstanding common stock of Reflect shall be the exchange of shares of $0.01 par value common stock of Cole, which shares shall all be "restricted securities" as defined in Rule 144 of the Securities and Exchange Commission, as outlined in Exhibit A; and

          WHEREAS, it is intended that the Reflect Stockholders shall acquire in exchange such "restricted securities" of Cole in a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, as applicable;

           NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                            Section 1

                        Exchange of Stock

          1.1 Number of Shares. The Reflect Stockholders agree to transfer to Cole at the closing (the "Closing") 100% of the outstanding securities of Reflect, which are listed in Exhibit A attached hereto and incorporated herein by reference (the "Reflect Shares"), in exchange for 22,914,949 shares of the one cent ($0.01) par value "unregistered" and "restricted" common voting stock of Cole.

          1.2 Delivery of Certificates by Reflect Stockholders. The transfer of the Reflect Shares by the Reflect Stockholders shall be effected by the delivery to Cole at the Closing of stock certificate or certificates representing the Reflect Shares duly endorsed in blank or accompanied by stock powers executed in blank, with all signatures witnessed or guaranteed to the satisfaction of Cole and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Reflect Stockholders' expense.

          1.3 Further Assurances. At the Closing and from time to time thereafter, the Reflect Stockholders shall execute such additional instruments and take such other action as Cole may request in order to exchange and transfer clear title and ownership in the Reflect Shares to Cole.

          1.4 Condition Subsequent of Required "Broker's Transactions" and "Manner of Sale" Requirements by SCS, Inc., a Consultant to Reflect, Karl S. Smith, Its Principal, and All of the Current Directors and Executive Officers of Cole. SCS, Inc., a Utah corporation ("SCS"), and its President and sole stockholder, Karl S. Smith, and all of the current directors and executive officers of Cole, shall deliver at the Closing, a Letter Agreement in satisfactory form to Cole and Reflect in consideration of such Closing to the effect that any securities of Cole owned or hereafter acquired by any of them shall be subject to resale in strict compliance with "broker's transactions" and "manner of sale" requirements of Rule 144 of the Securities and Exchange Commission, with the stock certificates representing any such shares to be imprinted with an appropriate notation reflecting these resale conditions in a manner that can be reasonably monitored by the reorganized Cole.

          1.5 Resignation of Present Directors and Executive Officers and Designation of New Directors and Executive Officers. On Closing, the present directors and executive officers of Cole shall resign and designate the directors and executive officers nominated by Reflect to serve in their place and stead, until the next respective annual meetings of the stockholders and Board of Directors of Cole, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations, who shall be Kim Boyce, President and sole director; and Pamela Boyce, Secretary.

          1.6  Amendment of Charter.  At the Closing, the Board of
Directors of Cole shall have adopted all resolutions required or necessary to change the name of Cole to "Reflect Scientific, Inc." or such other or similar name as shall be designated by Reflect, in accordance with the authority granted to the Board of Directors under Article XI of the Articles of Incorporation of Cole.

          1.7 Assets and Liabilities of Cole at Closing. Cole shall have no material assets and no liabilities at Closing, and all costs incurred by Cole incident to the Agreement or relating to its obligations hereunder shall have been paid or satisfied or adequate provision for payment or satisfaction thereof shall have been made.

                            Section 2

                             Closing

          The Closing contemplated by Section 1.1 shall be held at the offices of Leonard W. Burningham, Esq., Suite 205 Hermes Building, 455 East 500 South, Salt Lake City, Utah 84111, unless another place or time is agreed upon in writing by the parties. The Closing may be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.

                            Section 3

              Representations and Warranties of Cole

          Cole represents and warrants to, and covenants with, the Reflect Stockholders and Reflect as follows:

          3.1 Corporate Status. Cole is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary (Utah only). Cole is a publicly-held company, having previously and lawfully offered and sold a portion of its securities in accordance with all applicable federal and state securities laws, rules and regulations. Its common stock is quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD") under the symbol "COLH," though there is no "established trading market" for these securities. Cole is a "reporting issuer" under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), has presently filed all reports that have been required to be filed by it and is not in violation of any applicable federal or state securities laws, rules or regulations. All reports and registration statements that have been filed by Cole with the Securities and Exchange Commission do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

          3.2 Capitalization. The authorized capital stock of Cole consists of 50,000,000 shares of one cent ($0.01) par value common voting stock, of which 1,085,051 shares are issued and outstanding, all fully paid and non-assessable; and 5,000,000 shares of one cent ($0.01) par value preferred stock, of which no shares are outstanding. There are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued capital stock or other securities of Cole.

          3.3 Financial Statements. The financial statements of Cole furnished to the Reflect Stockholders and Reflect, consisting of audited financial statements for the years ended December 31, 2002 and 2001, attached hereto as Exhibit B and incorporated herein by reference, and unaudited financial statements for the period ended September 30, 2003, attached hereto as Exhibit B-1 and incorporated herein by reference, are correct and fairly present the financial condition of Cole at such dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit C, which is attached hereto and incorporated herein by reference. Such financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

          3.4 Undisclosed Liabilities. Cole has no liabilities of any nature except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit C.

          3.5 Interim Changes. Since the date of its balance sheets, except as set forth in Exhibit C, there have been no (1) changes in financial condition, assets, liabilities or business of Cole which, in the aggregate, have been materially adverse; (2) damages, destruction or losses of or to property of Cole, payments of any dividend or other distribution in respect of any class of stock of Cole, or any direct or indirect redemption, purchase or other acquisition of any class of any such stock; or (3) increases paid or agreed to in the compensation, retirement benefits or other commitments to employees.

          3.6 Title to Property. Cole has good and marketable title to all properties and assets, real and personal, reflected in its balance sheets, and the properties and assets of Cole are subject to no mortgage, pledge, lien or encumbrance, except for liens shown therein or in Exhibit C, with respect to which no default exists.

          3.7 Litigation. There is no litigation or proceeding pending, or to the knowledge of Cole, threatened, against or relating to Cole, its properties or business, except as set forth in Exhibit C. Further, no officer, director or person who may be deemed to be an "affiliate" of Cole is party to any material legal proceeding which could have an adverse effect on Cole (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Cole.

          3.8 Books and Records. From the date of this Agreement to the Closing, Cole will (1) give to the Reflect Stockholders and Reflect or their respective representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that the Reflect Stockholders and Reflect or their respective representatives may inspect and audit them; and (2) furnish such information concerning the properties and affairs of Cole as the Reflect Stockholders and Reflect or their respective representatives may reasonably request.

          3.9 Tax Returns. Cole has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

          3.10 Confidentiality. Until the Closing (and thereafter if there is no Closing), Cole and its representatives will keep confidential any information which they obtain from the Reflect Stockholders or from Reflect concerning the properties, assets and business of Reflect. If the transactions contemplated by this Agreement are not consummated by December 31, 2003, Cole will return to Reflect all written matter with respect to Reflect obtained by Cole in connection with the negotiation or consummation of this Agreement.

          3.11 Investment Intent. Cole is acquiring the Reflect Shares to be transferred to it under this Agreement for investment and not with a view to the sale or distribution thereof, and Cole has no commitment or present intention to liquidate Reflect or to sell or otherwise dispose of the Reflect Shares.

          3.12 Corporate Authority. Cole has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to the Reflect Stockholders and Reflect or their respective representatives at the Closing a certified copy of resolutions of its Board of Directors authorizing the execution of this Agreement by its officers and performance thereunder, and representing that the directors adopting and delivering such resolutions are the duly elected and incumbent directors of Cole.

          3.13 Due Authorization. Execution of this Agreement and performance by Cole hereunder have been duly authorized by all requisite corporate action on the part of Cole, and this Agreement constitutes a valid and binding obligation of Cole and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Cole.

          3.14 Environmental Matters. Cole has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Cole. In addition, to the best knowledge of Cole, there are no substances or conditions which may support a claim or cause of action against Cole or any of its current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

          3.15 Access to Information Regarding Reflect. Cole acknowledges that it has been delivered copies of what has been represented to be documentation containing all material information respecting Reflect and its present and contemplated business operations, potential acquisitions, management and other factors; that it has had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with its legal counsel, directors and executive officers; that it has had, to the extent desired, the opportunity to ask questions of and receive responses from the director and executive officer of Reflect, and with the legal and accounting firms of Reflect, with respect to such documentation; and that to the extent requested, all questions raised have been answered to its complete satisfaction.

                            Section 4

       Representations, Warranties and Covenants of Reflect
                  and the Reflect Stockholders

          Reflect and the Reflect Stockholders represent and warrant to, and covenant with, Cole as follows, provided, however, that the Reflect Stockholders owning less than 10% of the outstanding voting securities of Reflect shall only make the representations and warranties made in Sections 4.1, 4.12 and 4.16:

          4.1 Reflect Shares. The Reflect Stockholders are respectively the record and beneficial owners of all of the Reflect Shares listed in Exhibit A, free and clear of adverse claims of third parties; and Exhibit A correctly sets forth the name, address and the number of Reflect Shares owned by each of the Reflect Stockholders.

          4.2 Corporate Status. Reflect is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

          4.3 Capitalization. The authorized capital stock of Reflect consists of 20,000,000 shares of no par value common voting stock, of which 10,000 shares are issued and outstanding, all fully paid and non-assessable; and 750,000 shares of no par value 2002 Series A Convertible Preferred Stock, of which no shares are issued and outstanding. There are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued capital stock or other securities of Reflect.

          4.4 Financial Statements. The financial statements of Reflect furnished to Cole, consisting of audited financial statements for the years ended December 31, 2002 and 2001, attached hereto as Exhibit D, and incorporated herein by reference, are correct and fairly present the financial condition of Reflect as of these dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit E, which is attached hereto and incorporated herein by reference. These financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

          4.5 Undisclosed Liabilities. Reflect has no material liabilities of any nature except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit E.

          4.6 Interim Changes. Since the date of its balance sheets, except as set forth in Exhibit E, there have been no (1) changes in the financial condition, assets, liabilities or business of Reflect, which in the aggregate, have been materially adverse; (2) damages, destruction or loss of or to the property of Reflect, payment of any dividend or other distribution in respect of the capital stock of Reflect, or any direct or indirect redemption, purchase or other acquisition of any such stock; or (3) increases paid or agreed to in the compensation, retirement benefits or other commitments to their employees.

          4.7 Title to Property. Reflect has good and marketable title to all properties and assets, real and personal, proprietary or otherwise, reflected in its balance sheets, and the properties and assets of Reflect are subject to no mortgage, pledge, lien or encumbrance, except for liens shown therein or in Exhibit E, with respect to which no default exists.

          4.8 Litigation. There is no litigation or proceeding pending, or to the knowledge of Reflect, threatened, against or relating to Reflect or its properties or business, except as set forth in Exhibit E. Further, no officer, director or person who may be deemed to be an "affiliate" of Reflect is party to any material legal proceeding which could have an adverse effect on Reflect (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Reflect.

          4.9 Books and Records. From the date of this Agreement to the Closing, the Reflect Stockholders will cause Reflect to (1) give to Cole and its representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that Cole may inspect and audit them; and (2) furnish such information concerning the properties and affairs of Reflect as Cole may reasonably request.

          4.10 Tax Returns. Reflect has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

          4.11 Confidentiality. Until the Closing (and continuously if there is no Closing), Reflect, the Reflect Stockholders and their representatives will keep confidential any information which they obtain from Cole concerning its properties, assets and business. If the transactions contemplated by this Agreement are not consummated by December 31, 2003, Reflect and the Reflect Stockholders will return to Cole all written matter with respect to Cole obtained by them in connection with the negotiation or consummation of this Agreement.

          4.12 Investment Intent.  The Reflect Stockholders are
respectively acquiring the shares to be exchanged and delivered to them under this Agreement for "investment and not with a view to the sale or distribution thereof," and the Reflect Stockholders respectively have no commitment or present intention to liquidate Cole or to sell or otherwise dispose of the
Cole shares of common stock.   The Reflect Stockholders shall execute and
deliver to Cole on the Closing an Investment Letter attached hereto as Exhibit F and incorporated herein by reference, acknowledging the "unregistered" and "restricted" nature of the shares of common stock of Cole being received under this Agreement in exchange for the Reflect Shares, and receipt of certain material information regarding Cole, including all reports and other documentation filed by it with the Securities and Exchange Commission during the past 12 months.

          4.13 Corporate Authority. Reflect has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to Cole or its representative at the Closing a certified copy of resolutions of its Board of Directors authorizing the execution of this Agreement by its officers and performance thereunder and representing that the directors adopting and delivering such resolutions are the duly elected and incumbent directors of Cole.

          4.14 Due Authorization. Execution of this Agreement and performance by Reflect hereunder have been duly authorized by all requisite corporate action on the part of Reflect, and this Agreement constitutes a valid and binding obligation of Reflect and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Reflect, other than required notices.

          4.15 Environmental Matters. Reflect and the Reflect Stockholders have no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Reflect or its predecessors. In addition, to the best knowledge of Reflect, there are no substances or conditions which may support a claim or cause of action against Reflect or any of its current or former officers, directors, agents, employees or predecessors, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

          4.16 Access to Information Regarding Cole.  Reflect and the
Reflect Stockholders acknowledge that they have had access to all material information that is contained in the Edgar Archives of the Securities and Exchange Commission respecting Cole and its present and contemplated business operations, potential acquisitions, management and other factors; that they have had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with their legal counsel, director and executive officer; that they have had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Cole, and with the legal and accounting firms of Cole, with respect to such documentation; and that to the extent requested, all questions raised have been answered to their complete satisfaction.

                            Section 5

Conditions Precedent to Obligations of Reflect, the Reflect Stockholders

          All obligations of Reflect and the Reflect Stockholders under this Agreement are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

          5.1 Representations and Warranties True at Closing. The representations and warranties of Cole contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

          5.2 Due Performance. Cole shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by them before the Closing.

          5.3 Officers' Certificate. Reflect and the Reflect Stockholders shall have been furnished with a certificate signed by the President of Cole, in such capacity and personally, attached hereto as Exhibit G and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of Cole contained herein are true and correct; and (2) that since the date of the financial statements (Exhibit B and B-1 hereto), there has been no material adverse change in the financial condition, business or properties of Cole, taken as a whole.

          5.4 Assets and Liabilities of Cole. Cole shall have no material assets and no liabilities at Closing, and all costs, expenses and fees incident to the Agreement shall have been paid or adequate provision for payment thereof shall have been made.

          5.5  Resignation of Directors and Executive Officer and
Designation of New Directors and Executive Officers. The present directors and executive officers of Cole shall resign, in seriatim, and shall have designated the nominees of Reflect as directors and executive officers of the reorganized Cole to serve in their place and stead, until the next respective annual meetings of the stockholders and Board of Directors of Cole, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations, who shall be: Kim Boyce, President and a director; and Pamela Boyce, Secretary.

          5.6 Name Change of Cole. The requirements of Section 1.6 hereof shall have been fully satisfied at Closing.

          5.7 Satisfaction of Condition Subsequent of Required "Broker's Transactions" and "Manner of Sale" Requirements by SCS, Inc., a Consultant to Reflect, Karl S. Smith, Its Principal, and All of the Current Directors and Executive Officers of Cole. SCS, Karl S. Smith and all of the current directors and executive officers of Cole shall have executed and delivered to Cole the Letter Agreement referenced in Section 1.4 hereof in satisfactory form to Cole and Reflect.

                            Section 6

           Conditions Precedent to Obligations of Cole

          All obligations of Cole under this Agreement are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

          6.1 Representations and Warranties True at Closing. The representations and warranties of Reflect and the Reflect Stockholders contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

          6.2 Due Performance. Reflect and the Reflect Stockholders shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by them before the Closing.

          6.3 Officers' and Stockholders' Certificate. Cole shall have been furnished with a certificate signed by the President of Reflect, attached hereto as Exhibit H and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of Reflect and the Reflect Stockholders contained herein are true and correct; and (2) that since the date of the financial statements (Exhibit D), there has been no material adverse change in the financial condition, business or properties of Reflect, taken as a whole.

          6.4 Books and Records. The Reflect Stockholders or the Board of Directors of Reflect shall have caused Reflect to make available all books and records of Reflect, including minute books and stock transfer records; provided, however, only to the extent requested in writing by Cole at Closing.

          6.5 Acceptance by Reflect Stockholders. The terms of this Agreement shall have been accepted by all of the Reflect Stockholders by the execution and delivery of a copy of the Agreement and related instruments.

          6.5 Satisfaction of Condition Subsequent of Required "Broker's Transactions" and "Manner of Sale" Requirements by SCS, Inc., a Consultant to Reflect, Karl S. Smith, Its Principal, and All of the Current Directors and Executive Officers of Cole. SCS, Karl S. Smith and all of the current directors and executive officers of Cole shall have executed and delivered to Cole the Letter Agreement referenced in Section 1.4 hereof in satisfactory form to Cole and Reflect.

                            Section 7

                           Termination

                   Prior to Closing, this Agreement may be terminated (1) by mutual consent in writing; (2) by either the directors of Cole or Reflect and the Reflect Stockholders if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by either the directors of Cole or Reflect and the Reflect Stockholders if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by the date fixed in Section 2.

                            Section 8

                        General Provisions

          8.1 Further Assurances. At any time, and from time to time after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

          8.2 Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

          8.3 Brokers. Each party represents to the other parties that no broker or finder has acted for each or any of them in connection with this Reorganization Agreement, and agrees to indemnify and hold harmless the other parties against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by each or any of them.

          8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

               If to Cole:         1223 Wilshire Blvd., No. 912
                                   Santa Monica, California 90403

               With a copy to:     Leonard W. Burningham, Esq.
                                   455 East 500 South, Suite 205
                                   Salt Lake City, Utah  84111

               If to Reflect:      970 Terra Bella Avenue
                                   Mountain View, CA  94043

               If to the Reflect
               Stockholder:        To the Addresses listed in Exhibit A

          8.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

          8.6 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          8.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

          8.8 Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided however, that any assignment by any party of any rights under this Agreement without the prior written consent of the other parties shall be void.

          8.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

            8.10 Default. In the event of default hereunder, the non-defaulting and prevailing party in any action to enforce the terms and provisions hereof shall be entitled to recover reasonable costs and expenses incurred in enforcing this Agreement, including attorney's fees and associated costs.

          IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Reorganization effective the day and year first above written.

                              COLE, INC.


Dated: 12/30/03.              By /s/ James P. Doolin, President


                              REFLECT SCIENTIFIC, INC.


Dated: 12/30/03.              By /s/ Kim Boyce, President


                              Reflect Stockholders:


Dated: 12/30/03.              /s/ Kim Boyce


Dated: 12/30/03.              /s/ Michael Dancy

                              DIVERSIFIED INVESTMENTS, LLC


Dated: 12/30/03.              By /s/ David Nelson, Manager


Dated: 12/30/03.              /s/ David Nelson


                              SCS, INC.


Dated: 12/30/03.              By /s/ Karl S. Smith

                            EXHIBIT A




                           Number of Shares         Number of Shares of
                               Owned of                 Cole to be
Name and Address               Reflect              Received in Exchange

Kim Boyce                       8,171                   18,723,250
970 Terra Bella Avenue
Mountain View, CA  94043

Michael Dancy                      43.6                    100,000
Suite 205
455 East 500 South Street
Salt Lake City, Utah 84111

Diversified Investments, LLC      733.8                  1,681,500
Suite 200
455 East 500 South Street
Salt Lake City, Utah 84111

David Nelson                       43.6                    100,000
Suite 200
455 East 500 South Street
Salt Lake City, Utah 84111

SCS, Inc.                       1,008                    2,310,199
Suite 200
455 East 500 South Street
Salt Lake City, Utah 84111
                                    ______             _________

Totals:                        10,000                    22,914,949

                            EXHIBIT B

                           COLE, INC.

                   AUDITED FINANCIAL STATEMENTS

                       FOR THE YEARS ENDED

                    DECEMBER 31, 2002 AND 2001


     See the Registrant's 10-KSB Annual Report for the year ended December
31, 2002, filed with the Securities and Exchange Commission on March 31, 2003.

                           EXHIBIT B-1

                            COLE, INC.

                 UNAUDITED FINANCIAL STATEMENTS

             FOR THE PERIOD ENDED SEPTEMBER 30, 2003


     See the Registrant's 10-QSB Quarterly Report for the quarter ended September 30, 2003, filed with the Securities and Exchange Commission on October 9, 2003.

                            EXHIBIT C

          None.

                            EXHIBIT D

                     REFLECT SCIENTIFIC, INC.

                   AUDITED FINANCIAL STATEMENTS

          FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


     See Item 7 of this Current Report.

                            EXHIBIT E

          None.

                            EXHIBIT F

Cole, Inc.
1223 Wilshire Blvd., No. 912
Santa Monica, CA 90403


Re:       Exchange of shares of Reflect Scientific, Inc., a
          California corporation ("Reflect"), for shares of Cole, Inc., a Utah corporation ("Cole" or the "Company")

Dear Ladies and Gentlemen:

          Pursuant to that certain Agreement and Plan of Reorganization (the "Agreement") between the undersigned, Reflect, the stockholders of Reflect and Cole, I acknowledge that I have approved this exchange; that I am aware of all of the terms and conditions of the Agreement; that I have received and personally reviewed a copy of the Agreement and any and all material documents regarding the Company, including, but not limited to its reports filed with the Securities and Exchange Commission during the past 12 months. I represent and warrant that no director or officer of the Company or any associate of either has solicited this exchange; that I am an "accredited investor" as that term is known under the General Rules and Regulations of the Securities and Exchange Commission; and/or, I represent and warrant that I have sufficient knowledge and experience to understand the nature of the exchange and am fully capable of bearing the economic risk of the loss of my entire cost basis.

          I further understand that immediately prior to the completion of the Plan, Cole had little, if any assets, of any measurable value, and that in actuality, the completion of the Agreement and the exchange of my shares of Reflect for shares of Cole results in a decrease in the actual percentage of ownership that my shares of Reflect represented in Reflect prior to the completion of the Plan.

          I understand that you have and will make books and records of your Company available to me for my inspection in connection with the contemplated exchange of my shares, options or warrants, and that I have been encouraged to review the information and ask any questions I may have concerning the information of any director or officer of the Company or of the legal and accounting firms for the Company. I understand that the accountant for the Company is Mantyla, McReynolds, 5872 South 900 East, #250, Salt Lake City, Utah 84121, Telephone: (801) 269-1818; and that legal counsel for Cole is Leonard W. Burningham, Esq., 455 East 500 South, #205, Salt Lake City, Utah,
Telephone: (801) 363-7411.

          I also understand that I must bear the economic risk of ownership of any of the Cole shares, options or warrants for a long period of time, the minimum of which will be one (1) year, as these shares are "unregistered" shares and may not be sold unless any subsequent offer or sale is registered with the United States Securities and Exchange Commission or otherwise exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or other applicable laws, rules and regulations.

          I intend that you rely on all of my representations made herein and those in the personal questionnaire (if applicable) I provided to Reflect for use by Cole as they are made to induce you to issue me the shares of Cole under the Plan, and I further represent (of my personal knowledge or by virtue of my reliance on one or more personal representatives), and agree as follows, to-wit:

          1. That the shares being acquired are being received for investment purposes and not with a view toward further distribution;

          2. That I have a full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution";

          3. That I understand the meaning of "unregistered" shares and know that they are not freely tradeable;

          4. That any stock certificate issued by you to me in connection with the shares being acquired shall be imprinted with a legend restricting the sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;

          5. I agree that the stock transfer records of your Company shall reflect that I have requested the Company not to effect any transfer of any stock certificate representing any of the shares being acquired unless I shall first have obtained an opinion of legal counsel to the effect that the shares may be sold in accordance with applicable laws, rules and regulations, and I understand that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, I understand that the exemption covered by any opinion must in fact be applicable to the shares;

          6. That I shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the shares, options or warrants being acquired except as may be pursuant to any applicable laws, rules and regulations;

          7. I fully understand that my shares which are being exchanged for shares of the Company are "risk capital," and I am fully capable of bearing the economic risks attendant to this investment, without qualification; and

          8. I also understand that without approval of counsel for Cole, all shares of Cole to be issued and delivered to me in exchange for my shares of Reflect shall be represented by one certificate only and which such certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

          The shares, options or warrants of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

          Any request for more than one stock certificate must be accompanied by a letter signed by the requesting stockholder setting forth all relevant facts relating to the request. Cole will attempt to accommodate any stockholders' request where Cole views the request is made for valid business or personal reasons so long as in the sole discretion of Cole, the granting of the request will not facilitate a "public" distribution of unregistered shares of Cole.

          You are requested and instructed to issue a stock certificate as follows:

          Kim Boyce

          Dated this 30th day of December, 2003.

                              Very truly yours,

                              /s/ Kim Boyce
                              Reflect Stockholder

                              Kim Boyce
                              Print Name

                              1125 Doyle Place
                              Print Street Address

                              Mtn. View, CA 94040
                              Print City, State and Zip Code

          You are requested and instructed to issue a stock certificate as follows:

          M.E. Dancy Consulting Serv. Inc.

          Dated this 30th day of December, 2003.

                              Very truly yours,

                              /s/ Michael Dancy
                              Reflect Stockholder

                              Michael Dancy
                              Print Name

                              455 East 500 South, #205
                              Print Street Address

                              Salt Lake City, Utah 84111
                              Print City, State and Zip Code

          You are requested and instructed to issue a stock certificate as follows:

          Diversified Instruments, LLC

          Dated this 30th day of December, 2003.

                              Very truly yours,

                              /s/ Diversified Instruments, LLC
                              David E. Nelson, Manager
                              Reflect Stockholder

                              Diversified Instruments, LLC
                                    David E. Nelson, Manager
                              Print Name

                              455 East 500 South, #201
                              Print Street Address

                              Salt Lake City, Utah 84111
                              Print City, State and Zip Code

          You are requested and instructed to issue a stock certificate as follows:

          David E. Nelson

          Dated this 30th day of December, 2003.

                              Very truly yours,

                              /s/ David E. Nelson
                              Reflect Stockholder

                              David E. Nelson
                              Print Name

                              455 East 500 South, #201
                              Print Street Address

                              Salt Lake City, Utah 84111
                              Print City, State and Zip Code

          You are requested and instructed to issue a stock certificate as follows:

          SCS, INC.

          Dated this 30th day of December, 2003.

                              Very truly yours,

                              /s/ SCS, Inc.
                              Karl S. Smith
                              Reflect Stockholder

                              SCS, Inc.
                                    Karl S. Smith
                              Print Name

                              455 East 500 South, #201
                              Print Street Address

                              Salt Lake City, Utah 84111
                              Print City, State and Zip Code

                            EXHIBIT G

                CERTIFICATE OF OFFICER PURSUANT TO

               AGREEMENT AND PLAN OF REORGANIZATION

          The undersigned, the President of Cole, Inc., a Utah corporation ("Cole"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Agreement") between Cole and Reflect Scientific, Inc., a California corporation ("Reflect"), and the stockholders of Reflect (the "Reflect Stockholders"), to-wit:

          1. That he is the President of Cole and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to Reflect and the Reflect Stockholders;

          2. Based upon his personal knowledge, information, belief and opinions of counsel for Cole regarding the Agreement:

              (i) All representations and warranties of Cole contained within the Agreement are true and correct;

             (ii) Cole has complied with all terms and provisions required of it pursuant to the Agreement; and

            (iii) There have been no material adverse changes in the financial position of Cole as set forth in its financial statements for the years ended December 31, 2002 and 2001, and the period ended September 30, 2003, except as set forth in Exhibit C to the Agreement.


                              COLE, INC.


                              By /s/ James P. Doolin, President

                           EXHIBIT H

               CERTIFICATE OF OFFICER PURSUANT TO

              AGREEMENT AND PLAN OF REORGANIZATION

          The undersigned, the President of Reflect Scientific, Inc., a California corporation ("Reflect"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Agreement") between Reflect, its stockholders (the "Reflect Stockholders") and Cole, Inc., a Utah corporation ("Cole"), to-wit:

          1. That he is the President of Reflect and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to Cole;

          2.   Based on his personal knowledge, information, belief:

              (i) All representations and warranties of Reflect contained within the Agreement are true and correct;

             (ii) Reflect has complied with all terms and provisions required of it pursuant to the Agreement; and

            (iii) There have been no material adverse changes in the financial position of Reflect as set forth in its financial statements for the years ended December 31, 2002 and 2001, except as set forth in Exhibit E to the Agreement.

                              REFLECT SCIENTIFIC, INC.


                              By /s/ Kim Boyce